Registration No. 333-231685

As filed with the Securities and Exchange Commission on February 12, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SSB Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	82-2776224
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8700 Perry Highway
Pittsburgh, Pennsylvania 15237
(Address of Principal Executive Offices)

SSB Bancorp, Inc. 2019 Equity Incentive Plan
(Full Title of the Plan)

J. Daniel Moon, IV	Copies to:
President and Chief Executive Officer	Thomas P. Hutton, Esq.
SSB Bancorp, Inc.	Victor L. Cangelosi, Esq.
8700 Perry Highway	Luse Gorman, PC
Pittsburgh, Pennsylvania 15237	5335 Wisconsin Ave., N.W., Suite 780
(412) 837-6955	Washington, DC 20015-2035
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)	(202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

SSB Bancorp, Inc. (the “Company”) is a bank holding company, and the class of securities to which this Registration Statement on Form S-8 (File No. 333-231685) (the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under the SSB Bancorp, Inc. 2019 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 12, 2021.
SSB BANCORP, INC.
By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title(s)	Date

/s/ J. Daniel Moon, IV	President, Chief Executive	February 12, 2021
J. Daniel Moon, IV	Officer and Director
(Principal Executive Officer)

/s/ Benjamin A. Contrucci	Chief Financial Officer	February 12, 2021
Benjamin A. Contrucci	(Principal Financial and Accounting Officer)

/s/ Kenneth J. Broadbent*	Director	February 12, 2021
Kenneth J. Broadbent

/s/ David H. Docchio, Jr.*	Director	February 12, 2021
David H. Docchio, Jr.

/s/ Gretchen Givens Generett*	Director	February 12, 2021
Gretchen Givens Generett

/s/ Mark C. Joseph*	Director	February 12, 2021
Mark C. Joseph

/s/ Bernie M. Simons*	Director	February 12, 2021
Bernie M. Simons

*  Pursuant to a Power of Attorney dated May 22, 2019, contained on the signature page to the Registration Statement on Form S-8 filed by SSB Bancorp, Inc. on May 23, 2019.